Exhibit 99.1

Ionis reports first quarter 2025 financial results

- Encouraging start to first independent launch with TRYNGOLZATM -

- On track for second independent launch with donidalorsen PDUFA August 21, 2025 -

- Increasing 2025 financial guidance by more than 20% -

CARLSBAD, Calif., April 30, 2025 – Ionis Pharmaceuticals, Inc. (Nasdaq: IONS) (the “Company”) today reported financial results for the first quarter ended March 31, 2025.

“With an encouraging start to the TRYNGOLZA launch for familial chylomicronemia syndrome, the first of four independent launches expected over the next two years, Ionis’ new chapter as a fully integrated, commercial-stage biotechnology company is well underway,” said Brett P. Monia, Ph.D., chief executive officer, Ionis. “We look forward to continued momentum this year, including our second independent launch for donidalorsen in hereditary angioedema and Phase 3 results for olezarsen for severe hypertriglyceridemia in the third quarter. We also continue to advance our next wave of wholly owned neurology medicines, including ION582 for Angelman syndrome, which is on track to start Phase 3 development shortly. Our advancing pipeline of transformational medicines, together with strong commercial and financial execution, position Ionis to deliver increasing value for all stakeholders.”

First Quarter 2025 Summary Financial Results(1):

	Three months ended March 31,
	2025	2024
	(amounts in millions)
Total revenue	$132	$119
Operating expenses	$278	$269
Operating expenses on a non-GAAP basis	$249	$238
Loss from operations	$(146)	$(150)
Loss from operations on a non-GAAP basis	$(117)	$(119)

(1)	Reconciliation of GAAP to non-GAAP basis contained later in this release.

Recent Financial Highlights

•
Revenue increased 10% in the first quarter of 2025 compared to the same period last year, driven by higher commercial revenue including new TRYNGOLZA product revenue following approval in late December and higher SPINRAZA and WAINUA royalty revenue

•	Operating expenses increased slightly in the first quarter of 2025 driven by commercialization efforts for TRYNGOLZA, donidalorsen and WAINUA

•	Increased 2025 financial guidance reflects recent successful licensing transactions:

Full Year 2025 Guidance	Previous Guidance	New Guidance
Revenue	>$600 million	$725-750 million
Operating loss on a non-GAAP basis	<$495 million	<$375 million
Cash, cash equivalents and short-term investments	~$1.7 billion	~$1.9 billion

Recent Highlights - Marketed Medicines

•
TRYNGOLZATM (olezarsen), the first-ever treatment for adults living with familial chylomicronemia syndrome (FCS) as an adjunct to diet, generated net product sales of over $6 million in its first full quarter following approval in the U.S. on December 19, 2024

o	Commercialization rights in countries outside of the U.S., Canada and China licensed to Sobi

o	EU approval decision anticipated in H2:2025

•	WAINUATM (eplontersen) (WAINZUA in EU) for the treatment of adults with polyneuropathy of hereditary transthyretin-mediated amyloidosis (ATTRv-PN) achieved commercial and regulatory milestones:

o	Generated sales of $39 million resulting in royalty revenue of $9 million in the first quarter of 2025

o	Launch underway in numerous countries, including the EU following approval by the European Commission (EC); additional global submissions in progress to expand WAINUA access

•	SPINRAZA® (nusinersen) for the treatment of spinal muscular atrophy (SMA) generated global sales of $424 million resulting in royalty revenue of $48 million in the first quarter of 2025

o	Higher dose nusinersen under review for marketing approval in U.S. (PDUFA date of September 22, 2025) and EU

Recent Highlights - Late-Stage Wholly Owned Pipeline

•
Olezarsen on track for topline Phase 3 data from supportive ESSENCE study in Q2:2025 and pivotal CORE and CORE2 studies in patients with severe hypertriglyceridemia (sHTG) in Q3:2025, positioning olezarsen to potentially treat this second, more prevalent patient population with high unmet need

o	Published Phase 3 study design and baseline characteristics for CORE, CORE2 and ESSENCE studies in the American Heart Journal, highlighting the potential to generate robust and meaningful data

•	Donidalorsen on track for launch this year as the first RNA-targeted prophylactic treatment for people with hereditary angioedema (HAE), assuming approval:

o	Under review for marketing approval in U.S. (PDUFA date of August 21, 2025) and EU

o
Presented positive Phase 2 open label extension (OLE) study data demonstrating an overall sustained mean reduction in HAE attack rates of 96% in patients treated up to 196 weeks with every four weeks or every eight weeks dosing

o	Published positive patient-reported outcomes (PROs) from Phase 3 OASIS-HAE study in Allergy showing donidalorsen significantly improved quality of life (QoL) and other PROs compared to placebo

•	ION582 on track to initiate Phase 3 development in Angelman syndrome (AS) in Q2:2025

Recent Highlights - Partnered Pipeline

•	Pelacarsen Phase 3 Lp(a) HORIZON study design and baseline characteristics published in the American Heart Journal highlighting the potential to generate robust and meaningful data

•
Licensed sapablursen global development and commercialization rights to Ono Pharmaceutical Co. generating $280 million in an upfront payment, with the potential to earn up to $660 million in additional payments plus royalties in the mid-teen percentage range on annual net sales

•	IONIS-MAPTRx (BIIB080) received FDA Fast Track designation for the treatment of Alzheimer’s disease

First Quarter 2025 Financial Results

“We are increasing our 2025 financial guidance including raising revenue guidance by more than 20 percent due to our strong first quarter results and recent successful licensing transactions. We are also substantially improving our operating loss and cash guidance and now expect to end the year with approximately $1.9 billion in cash. Our strong financial position and commitment to drive operating leverage position Ionis to advance our strategic priorities and successfully navigate the dynamic macroeconomic environment,” said Elizabeth L. Hougen, chief financial officer, Ionis. “Our first quarter results reflected encouraging early performance in the TRYNGOLZA launch, adding product revenue to our P&L for the first time. Moving forward, the three additional independent launches anticipated over the next couple of years position Ionis to deliver substantial and growing product revenue. This product revenue coupled with anticipated increasing royalty revenue from multiple partner launches and disciplined investment, position Ionis to achieve sustained positive cash flow.”

Revenue

Ionis’ revenue was comprised of the following:

	Three months ended
	March 31,
	2025	2024
Revenue	(amounts in millions)
Commercial revenue:
Product sales, net:
TRYNGOLZA sales, net	$6	$-
Total product sales, net	6	-
Royalty revenue:
SPINRAZA royalties	48	38
WAINUA royalties	9	1
Other royalties	7	10
Total royalty revenue	64	49
Other commercial revenue:
TEGSEDI and WAYLIVRA revenue, net	6	9
Other revenue	-	1
Total other commercial revenue	6	10
Total commercial revenue	76	59
Research and development revenue:
Collaborative agreement revenue	46	49
WAINUA joint development revenue	10	11
Total research and development revenue	56	60
Total revenue	$132	$119

Commercial revenue for the first quarter of 2025 increased 28% compared to the same period in 2024, driven in part by revenue from U.S. product sales from the launch of TRYNGOLZA. Higher royalty revenues from SPINRAZA, WAINUA and QALSODY also contributed to the year over year increase.

The remainder of the Company’s revenue came from programs under its R&D collaborations, reflecting the value that Ionis’ pipeline and technology continues to generate.

Operating Expenses

SG&A expenses increased in the first quarter of 2025 compared to the same period in 2024 primarily due to the launches of WAINUA and TRYNGOLZA, and advancing launch preparation activities for donidalorsen. This increase was partially offset by a decrease in R&D expenses as several late-stage studies ended. Overall, this led to a slight increase in total operating expenses.

Balance Sheet

As of March 31, 2025, Ionis’ cash, cash equivalents and short-term investments were $2.1 billion, compared to $2.3 billion at December 31, 2024. Ionis’ working capital decreased over the same period primarily due to the Company’s lower cash and short-term investments balance. Ionis generated $280 million from the global license of sapablursen in the second quarter.

Webcast

Management will host a conference call and webcast to discuss Ionis’ first quarter 2025 results at 11:30 a.m. Eastern time on Wednesday, April 30, 2025. Interested parties may access the webcast here. A webcast replay will be available for a limited time at the same address. To access the Company’s first quarter 2025 earnings slides click here.

Ionis’ Marketed Medicines

INDICATION for TRYNGOLZA™ (olezarsen)

TRYNGOLZA™ (olezarsen) was approved by the U.S. Food and Drug Administration as an adjunct to diet to reduce triglycerides in adults with familial chylomicronemia syndrome (FCS).

IMPORTANT SAFETY INFORMATION

CONTRAINDICATIONS

TRYNGOLZA is contraindicated in patients with a history of serious hypersensitivity to TRYNGOLZA or any of the excipients in TRYNGOLZA. Hypersensitivity reactions requiring medical treatment have occurred.

WARNINGS AND PRECAUTIONS

Hypersensitivity Reactions

Hypersensitivity reactions (including symptoms of bronchospasm, diffuse erythema, facial swelling, urticaria, chills and myalgias) have been reported in patients treated with TRYNGOLZA. Advise patients on the signs and symptoms of hypersensitivity reactions and instruct patients to promptly seek medical attention and discontinue use of TRYNGOLZA if hypersensitivity reactions occur.

ADVERSE REACTIONS

The most common adverse reactions (incidence >5% of TRYNGOLZA-treated patients and >3% higher frequency than placebo) were injection site reactions, decreased platelet count and arthralgia.

Please see full Prescribing Information for TRYNGOLZA.

INDICATION for WAINUA™ (eplontersen)

WAINUA injection, for subcutaneous use, 45 mg is indicated for the treatment of the polyneuropathy of hereditary transthyretin-mediated amyloidosis in adults.

IMPORTANT SAFETY INFORMATION for WAINUA™ (eplontersen)

WARNINGS AND PRECAUTIONS

Reduced Serum Vitamin A Levels and Recommended Supplementation WAINUA leads to a decrease in serum vitamin A levels. Supplement with recommended daily allowance of vitamin A. Refer patient to an ophthalmologist if ocular symptoms suggestive of vitamin A deficiency occur.

ADVERSE REACTIONS

Most common adverse reactions (≥9% in WAINUA-treated patients) were vitamin A decreased (15%) and vomiting (9%).

Please see link to U.S. Full Prescribing Information for WAINUA.

For more information about SPINRAZA and QALSODY, visit https://www.spinraza.com/ and https://www.qalsody.com/, respectively. QALSODY is approved under accelerated approval based on reduction in plasma neurofilament light chain (NfL) observed in patients treated with QALSODY. Continued approval may be contingent upon verification of clinical benefit in confirmatory trial(s).

About Ionis Pharmaceuticals, Inc.

For three decades, Ionis has invented medicines that bring better futures to people with serious diseases. Ionis currently has six marketed medicines and a leading pipeline in neurology, cardiology and select areas of high patient need. As the pioneer in RNA-targeted medicines, Ionis continues to drive innovation in RNA therapies in addition to advancing new approaches in gene editing. A deep understanding of disease biology and industry-leading technology propels our work, coupled with a passion and urgency to deliver life-changing advances for patients. To learn more about Ionis, visit Ionis.com and follow us on X (Twitter), LinkedIn and Instagram.

Ionis’ Forward-looking Statement

This press release includes forward-looking statements regarding Ionis’ business, financial guidance and the therapeutic and commercial potential of our commercial medicines, additional medicines in development and technologies. Any statement describing Ionis’ goals, expectations, financial or other projections, intentions or beliefs is a forward-looking statement and should be considered an at-risk statement. Such statements are subject to certain risks and uncertainties including those inherent in the process of discovering, developing and commercializing medicines that are safe and effective for use as human therapeutics, and in the endeavor of building a business around such medicines. Ionis’ forward-looking statements also involve assumptions that, if they never materialize or prove correct, could cause its results to differ materially from those expressed or implied by such forward-looking statements. Although Ionis’ forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by Ionis. Except as required by law, we undertake no obligation to update any forward-looking statements for any reason. As a result, you are cautioned not to rely on these forward-looking statements. These and other risks concerning Ionis' programs are described in additional detail in Ionis' annual report on Form 10-K for the year ended December 31, 2024, and most recent Form 10-Q, which are on file with the Securities and Exchange Commission. Copies of these and other documents are available from the Company.

In this press release, unless the context requires otherwise, “Ionis,” “Company,” “we,” “our” and “us” all refer to Ionis Pharmaceuticals and its subsidiaries.

Ionis Pharmaceuticals® is a registered trademark of Ionis Pharmaceuticals, Inc. TRYNGOLZATM is a trademark of Ionis Pharmaceuticals, Inc. Akcea Therapeutics® is a registered trademark of Akcea Therapeutics, Inc. TEGSEDI® is a registered trademark of Akcea Therapeutics, Inc. WAYLIVRA® is a registered trademark of Akcea Therapeutics, Inc. SPINRAZA® and QALSODY® are registered trademarks of Biogen. WAINUATM is a registered trademark of the AstraZeneca group of companies.

Ionis Investor Contact:
D. Wade Walke, Ph.D.
IR@ionis.com
760-603-2331

Ionis Media Contact:
Hayley Soffer
media@ionis.com
760-603-4679

IONIS PHARMACEUTICALS, INC.

SELECTED FINANCIAL INFORMATION
Condensed Consolidated Statements of Operations
(In Millions, Except Per Share Data)

	Three months ended
	March 31,
	2025	2024
	(unaudited)
Revenue:
Commercial revenue:
Product sales, net	$6	$-
Royalty revenue	64	49
Other commercial revenue	6	10
Total commercial revenue	76	59
Research and development revenue:
Collaborative agreement revenue	46	49
WAINUA joint development revenue	10	11
Total research and development revenue	56	60
Total revenue	132	119
Expenses:
Cost of sales	1	2
Research, development and patent	201	214
Selling, general and administrative	76	53
Total operating expenses	278	269
Loss from operations	(146)	(150)

Other income (expense):
Interest expense related to the sale of future royalties	(19)	(18)
Other income, net	18	25
Loss before income tax expense	(147)	(143)

Income tax expense	-	-

Net loss	$(147)	$(143)

Basic and diluted net loss per share	$(0.93)	$(0.98)
Shares used in computing basic and diluted net loss per share	159	146

IONIS PHARMACEUTICALS, INC.
Reconciliation of GAAP to Non-GAAP Basis:
Condensed Consolidated Operating Expenses, Loss From Operations, and Net Loss
(In Millions)

	Three months ended March 31,
	2025	2024
	(unaudited)
As reported research, development and patent expenses according to GAAP	$201	$214
Excluding compensation expense related to equity awards	(20)	(22)
Non-GAAP research, development and patent expenses	$181	$192

As reported selling, general and administrative expenses according to GAAP	$76	$53
Excluding compensation expense related to equity awards	(9)	(9)
Non-GAAP selling, general and administrative expenses	$67	$44

As reported operating expenses according to GAAP	$278	$269
Excluding compensation expense related to equity awards	(29)	(31)
Non-GAAP operating expenses	$249	$238

As reported loss from operations according to GAAP	$(146)	$(150)
Excluding compensation expense related to equity awards	(29)	(31)
Non-GAAP loss from operations	$(117)	$(119)

As reported net loss according to GAAP	$(147)	$(143)
Excluding compensation expense related to equity awards and related tax effects	(29)	(31)
Non-GAAP net loss	$(118)	$(112)

Reconciliation of GAAP to Non-GAAP Basis

As illustrated in the Selected Financial Information in this press release, non-GAAP operating expenses, non-GAAP loss from operations, and non-GAAP net loss were adjusted from GAAP to exclude compensation expense related to equity awards and the related tax effects. Compensation expense related to equity awards are non-cash. These measures are provided as supplementary information and are not a substitute for financial measures calculated in accordance with GAAP. Ionis reports these non-GAAP results to better enable financial statement users to assess and compare its historical performance and project its future operating results and cash flows. Further, the presentation of Ionis’ non-GAAP results is consistent with how Ionis’ management internally evaluates the performance of its operations.

IONIS PHARMACEUTICALS, INC.
Condensed Consolidated Balance Sheets
(In Millions)

	March 31,	December 31,
	2025	2024
	(unaudited)
Assets:
Cash, cash equivalents and short-term investments	$2,145	$2,298
Contracts receivable	40	92
Other current assets	234	230
Property, plant and equipment, net	103	94
Right-of-use assets	159	162
Other assets	132	127
Total assets	$2,813	$3,003

Liabilities and stockholders’ equity:
Current portion of deferred contract revenue	$81	$79
Other current liabilities	169	229
1.75% convertible senior notes, net	566	565
0% convertible senior notes, net	629	629
Liability related to sale of future royalties, net	536	542
Long-term lease liabilities	159	162
Long-term obligations, less current portion	56	52
Long-term deferred contract revenue	141	157
Total stockholders’ equity	476	588
Total liabilities and stockholders’ equity	$2,813	$3,003

Key 2025 and 2026 Value Driving Events(1)

New Product Launches
Program	Indication	2025	2026
Donidalorsen (U.S.)	HAE	•
TRYNGOLZA (U.S.)	FCS	Achieved
WAINZUA (EU)	ATTRv-PN	Achieved
Olezarsen (U.S.)	sHTG		•
Zilganersen (U.S.)	Alexander disease		•

Regulatory Actions
Program	Indication	Regulatory Action	2025	2026
Donidalorsen	HAE	U.S. approval decision	•
		EU approval decision		•
TRYNGOLZA	FCS	EU approval decision	•
Olezarsen	sHTG	U.S. submission	•
		U.S. approval decision		•
Zilganersen	Alexander disease	U.S. submission		•
		U.S. approval decision		•
Nusinersen (higher dose)	SMA	U.S. and EU submissions	Achieved
		U.S. approval decision	•
WAINZUA	ATTRv-PN	EU approval decision	Achieved
Pelacarsen	Lp(a)- CVD	U.S. submission		•
Bepirovirsen	HBV	Regulatory submission(s)		•
		Regulatory decision(s)		•

Key Phase 3 Clinical Events
Program	Indication	Event	2025	2026
Olezarsen	sHTG	CORE, CORE2 and Essence data	•
Zilganersen	Alexander disease	Phase 3 data	•
ION582	Angelman syndrome	Phase 3 study start	•
		Phase 3 enrollment completion		•
Pelacarsen	Lp(a)-CVD	Lp(a) HORIZON data		•
Bepirovirsen	HBV	B-Well data		•
Eplontersen	ATTR-CM	CARDIO-TTRansform data		•
Sefaxersen	IgAN	IMAGINATION data		•
Ulefnersen	FUS-ALS	FUSION data		•

(1)	Timing expectations based on current assumptions and subject to change.

•	Indicates that the milestone is anticipated in the respective year.

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